VALHI DECLARES QUARTERLY DIVIDEND

DALLAS, TEXAS . . . November 5, 2008 . . . Valhi, Inc. (NYSE: VHI) announced today that its board of directors has declared a regular quarterly dividend of ten cents ($0.10) per share on its common stock, payable on December 31, 2008 to stockholders of record at the close of business on December 10, 2008.

Valhi, Inc. is engaged in the titanium dioxide pigments, component products (security products, furniture components and performance marine components) and waste management industries.

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